EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 19, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (January 2010 – December 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.9%	-0.2%	5.8%	5.8%	-1.5%	-2.8%	1.1%	-2.8%	10.4%	-28.6%	-0.2	-0.4
B**	0.9%	-0.2%	5.2%	5.2%	-2.1%	-3.4%	0.4%	-3.4%	10.4%	-29.9%	-0.3	-0.4
Legacy 1***	0.9%	-0.1%	7.7%	7.7%	0.5%	-0.8%	N/A	-0.8%	10.3%	-23.7%	0.0	-0.1
Legacy 2***	0.9%	-0.2%	7.6%	7.6%	0.3%	-1.1%	N/A	-1.1%	10.3%	-24.4%	-0.1	-0.1
Global 1***	1.0%	-0.1%	8.3%	8.3%	1.2%	-1.1%	N/A	-1.1%	9.8%	-21.9%	-0.1	-0.2
Global 2***	1.0%	-0.1%	8.1%	8.1%	0.9%	-1.4%	N/A	-1.4%	9.8%	-22.4%	-0.1	-0.2
Global 3***	0.9%	-0.2%	6.6%	6.6%	-0.7%	-3.0%	N/A	-3.0%	9.8%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	3.4%	0.3%	14.3%	14.3%	20.6%	15.6%	7.7%	15.6%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.3%	2.3%	24.1%	24.1%	4.1%	9.8%	7.4%	9.8%	11.1%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	9%	Short	Heating Oil	2.1%	Short	9%	Short	Heating Oil	2.1%	Short
			Brent Crude Oil	2.1%	Short			Brent Crude Oil	2.1%	Short
Grains/Foods	11%	Short	Sugar	1.9%	Short	11%	Short	Sugar	1.9%	Short
			Soybeans	1.5%	Long			Soybeans	1.5%	Long
Metals	8%	Short	Gold	2.5%	Short	8%	Short	Gold	2.5%	Short
			Copper	1.2%	Short			Copper	1.2%	Short
FINANCIALS	72%					72%
Currencies	23%	Long $	Euro	6.1%	Short	23%	Long $	Euro	6.1%	Short
			Japanese Yen	4.0%	Short			Japanese Yen	4.0%	Short
Equities	20%	Long	S&P 500	5.9%	Long	20%	Long	S&P 500	5.9%	Long
			Nasdaq	2.5%	Long			Nasdaq	2.5%	Long
Fixed Income	29%	Long	U.S. 10-Year Treasury Notes	3.9%	Long	29%	Long	U.S. 10-Year Treasury Notes	3.9%	Long
			U.S. Treasury Bonds	3.8%	Long			U.S. Treasury Bonds	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets declined nearly 9% due to elevated domestic supplies and forecasts for above-average temperatures.  Crude oil markets fell to a 5-year low as global production continued to outpace demand.

Grains/Foods
Wheat markets rallied higher after Russia announced it would decrease exports.  Corn markets also finished higher, supported by forecasts of strong Chinese demand.  Soybean markets declined following weaker-than-expected export data.

Metals
Gold prices declined ahead of last week’s FOMC meeting.  Gold markets were also pressured by strength in the U.S. dollar.  Copper markets also fell, driven lower by a decline in Chinese new home prices, which added to concerns about slowing Chinese growth.

Currencies
The U.S. dollar rallied sharply against  major currencies as investors believed the U.S. Federal Reserve will raise interest rates sooner than its global counterparts.   The Swiss franc weakened sharply after the Swiss National Bank announced that it planned to lower overnight interest rates to -0.25%.  The Australian dollar fell to a 4-year low versus the U.S. dollar due to steep declines in commodity prices.

Equities
Global equity market surged after the U.S. Federal Reserve said it would be patient on raising interest rates.  Share markets were also driven higher by weakness in the energy markets and bullish economic data in the U.S.

Fixed Income
U.S. Treasury markets moved lower as strength in global equities put pressure on demand for safe-haven assets.  Fixed-income prices were also driven lower by the announcement from the Federal Reserve.  German Bund markets rose due to risk-aversion fostered by weak Eurozone data and concerns regarding the ailing Russian economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.